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                                                                    Exhibit 10.6

                               AMENDED & RESTATED

                               MARKETING AGREEMENT

                                 BY AND BETWEEN

                            MOVE.COM OPERATIONS, INC.

                                       AND

                          CENDANT MORTGAGE CORPORATION


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                               AMENDED & RESTATED

                               MARKETING AGREEMENT

         This Marketing Agreement ("Agreement") is entered into as of the 1st day of January, 2000 ("Effective Date"), between Cendant Mortgage Corporation ("Cendant Mortgage"), a New Jersey corporation having an office at 6000 Atrium Way, Mt. Laurel, New Jersey 08054 and Move.com Operations, Inc. ("Move.com"), a Delaware corporation having an office at 795 Folsom Street, 6th Floor, San Francisco, California 94107 (collectively, the "Parties").

         WHEREAS, Cendant Mortgage is engaged in providing mortgage services that include counseling, efficient processing, origination, and servicing of mortgage loans on homes located in the United States; and

         WHEREAS, Move.com is an entity which provides marketing and access services to mortgage lenders via the Internet; and

         WHEREAS, Cendant Mortgage and Move.com wish to develop a marketing and access program ("Program") the purpose of which will be to market Cendant Mortgage services on the Internet.

         NOW, THEREFORE, in consideration of the mutual promises contained herein, the Parties hereby agree as follows:

1.       THE PROGRAM.

         (a) Move.com shall provide access to Cendant Mortgage and market Cendant Mortgage and its various mortgage programs and products on the Internet at various web sites. The web sites shall include promotional information about Cendant Mortgage and educational materials to customers regarding the mortgage process. Move.com shall be responsible for developing and maintaining these sites which shall serve as a destination for customers interested home listings, mortgage-related services, and other real estate-related information online.

         (b) The Parties contemporaneously have agreed upon additional details concerning their respective obligations under the Program, including but not limited to, as applicable, the frequency, size, number and general content of the web sites to be advertised. Move.com shall review and make suggestions to Cendant Mortgage regarding Cendant Mortgage advertisements and the most effective manner in which to promote its programs and products on the Internet. Both parties shall cooperate with each other, in good faith, to agree in selecting the marketing materials that are ultimately placed on the web site.


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         (c)      As part of the Program, Move.com shall provide monthly reports to Cendant Mortgage (Move.com Reports), in form and format reasonably acceptable to the Parties, that describe, among other things, the extent to which Move.com has met its obligations under the Program.

         (d) In addition, Cendant Mortgage shall provide to Move.com its standard monthly reporting on registrations, cancellations, closings and pipeline so that Move.com may monitor the effectiveness and quality of the mortgage services provided by Cendant Mortgage.

2. COMPENSATION. For the four (4) month period from the Effective Date through April 30, 2000, Cendant Mortgage shall pay a fee to Move.com ("Marketing Fee") for the access and marketing provided under the Program. The amount of the Marketing Fee shall be $565,000. The Marketing Fee shall be paid within thirty (30) days after the Effective Date of this Agreement. The Parties each acknowledge and agree that the Marketing Fee reflects the reasonable and fair market value of the goods and services to be provided by Move.com under the Program, without regard to the value or volume of mortgage loans that may be attributable to the Program.

3. REGULATORY COMPLIANCE. Each party will comply with all applicable regulatory requirements of the United States or any state with respect to its services to be provided under this Agreement. Each party shall maintain any and all government approvals, licenses or authorizations required by the laws of the United States or any state to engage in the activities described in this Agreement.

4. RELATIONSHIP. The relationship between Cendant Mortgage and Move.com shall be that of independent contractors and neither party shall be or represent itself to be an agent, employee, partner or joint venturer of the other, nor shall either party have or represent itself to have any power or authority to act for, bind or commit the other. Cendant Mortgage shall have sole discretion and authority with respect to product development, origination, processing, underwriting and servicing of all mortgage financing.

5. CONFIDENTIAL INFORMATION. Each party recognizes that, during the term of this Agreement, its directors, officers or employees may obtain knowledge of trade secrets, membership lists and other confidential information of the other party which are valuable, special or unique to the continued business of that party. Accordingly, each party hereby agrees to hold such information in confidence and to use its best efforts to ensure that such information is held in confidence by its officers, directors and employees and to be utilized only in accordance with the terms of this Agreement.

6. TRADEMARKS. Each party shall grant the other party a license to use certain of its trademarks (the "Marks") during the term of this Agreement. Each party agrees that nothing herein shall give to the other party any right, title or interest in the other party's Marks, except to use the Marks in accordance with the terms of this Agreement and that



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         the Cendant Mortgage Marks and the Move.com Marks are the sole and exclusive property of Cendant Mortgage and Move.com, respectively.

7. DISCLAIMER. Neither Cendant Mortgage nor Move.com make any representation or warranty to the other regarding the effect that this Agreement and the consummation of the transactions contemplated hereby may have upon the Foreign, Federal, State or local tax liability of the other.

8. SEVERABILITY. If any provision of this Agreement should be invalid, illegal or in conflict with any applicable state or federal law or regulation, such law or regulation shall control, to the extent of such conflict, without affecting the remaining provisions of this Agreement.

9.       TERM AND TERMINATION.

         (a) The term of this Agreement shall be for a period of four (4) months commencing on the Effective Date unless earlier terminated in accordance with the provisions of this Section 9.

         (b) Upon termination of this Agreement, as provided herein: (i) Move.com shall refrain from any and all further use of or reference to materials utilizing Cendant Mortgage in connection with this Agreement, unless otherwise agreed in writing by the parties; (ii) Cendant Mortgage shall continue to process, in due course, any mortgage loan applications submitted by Move.com's customers prior to termination of this Agreement; and (iii) Cendant Mortgage shall be obligated to pay any then due Marketing Fee; and (iv) the provisions of Sections 5 and 10 of this Agreement shall survive.

         (c) When fully executed, this Agreement will constitute a binding obligation of both parties which may not be terminated by either party except in the event of a material breach of the terms of this Agreement by the other party. In the event of a material breach as set forth above, the breaching party shall be given written notice of such breach and the opportunity to cure such breach within thirty (30) days of the date of such notice. In the event the breaching party fails to cure such breach within the applicable period stated above, the other party shall have the right to immediately terminate this Agreement upon written notice to the breaching party.

10.      HOLD HARMLESS.

         (a) Cendant Mortgage agrees to indemnify, defend and hold Move.com harmless from and against any and all claims, suits, actions, liability, losses, expenses, or damages which may hereafter arise, which Move.com, its affiliates, directors, officers, agents or employees may sustain due to or arising out of any negligent act


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                  or omission by Cendant Mortgage, its affiliates, officers, agents, representatives or employees or out of any act by Cendant Mortgage, its affiliates, officers, agents, representatives or employees in violation of this Agreement or in violation of any applicable law or regulation. Provided, however, the above indemnification shall not provide coverage for (i) any claim, suit, action, liability, loss, expense or damage that resulted from an act or omission of Move.com or
                  (ii) the amount by which any cost, fee, expense or loss associated with any of the foregoing were increased as a result of an act or omission on the part of Move.com.

         (b) Move.com agrees to indemnify, defend and hold Cendant Mortgage harmless from and against any and all claims, suits, actions, liability, losses, expenses, or damages which may hereafter arise, which Cendant Mortgage, its affiliates, directors, officers, agents or employees may sustain due to or arising out of any negligent act or omission by Move.com, its affiliates, officers, agents, representatives or employees or out of any act by Move.com, its affiliates, officers, agents, representatives or employees in violation of this Agreement or in violation of any applicable law or regulation. Provided, however, the above indemnification shall not provide coverage for (i) any claim, suit, action, liability, loss, expense or damage that resulted from an act or omission of Cendant Mortgage or (ii) the amount by which any cost, fee, expense or loss associated with any of the foregoing were increased as a result of an act or omission on the part of Cendant Mortgage.

11. NON-EXCLUSIVITY. The parties acknowledge and agree that the marketing and access services required of Move.com hereunder are provided under this Agreement on a non-exclusive basis and, as such, Move.com may enter into similar marketing agreements for the Program with parties other than Cendant Mortgage.

12. NOTICES. All notices required or permitted by this Agreement shall be in writing and shall be given by certified mail, return receipt requested or by reputable overnight courier with package tracing capability and sent to the address at the head of this Agreement or such other address that a party specified in writing in accordance with this paragraph.

13. AMENDMENT. The terms and conditions of this Agreement may not be modified or amended other than by a writing signed by both Parties.

14. ASSIGNMENT; BINDING NATURE. The terms of this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto. This Agreement shall not be assigned by any party without the express prior written consent of the other party.

15. ENTIRE AGREEMENT. This Agreement and any exhibits, attachments and schedules attached hereto constitute the entire agreement between the Parties and supersede all oral or written negotiations (and prior agreements and understandings) of the Parties with respect to the subject matter hereof.


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16.      GOVERNING LAW. This Agreement shall be subject to and construed under the laws of the State of New Jersey, without reference to conflicts of law provisions thereof.


         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed the day and year first above written.

MOVE.COM OPERATIONS, INC.                 CENDANT MORTGAGE
                                           CORPORATION

Signature: /s/ Barry Allen                 Signature: /s/ Terence Edwards
          ---------------------------                ---------------------------

By:    Barry Allen                         By:    Terence Edwards
   ----------------------------------         ----------------------------------

Title: CFO                                 Title: President & CEO
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Date:  3/28/00                             Date:  March 23, 2000
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